EXHIBIT 10.2

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

KACHING KACHING, INC.

CONVERTIBLE PROMISSORY NOTE

Dated: October 18, 2010	$_______________

FOR VALUE RECEIVED, KaChing KaChing, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of HARBORVIEW [VALUE] MASTER FUND, L.P. (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of ____________________________ DOLLARS AND NO CENTS ($________________.00), together with interest thereon.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as defined in Section 1.01 hereof) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on (i) the earlier of January 18, 2011 or (ii) the date of acceleration of the maturity of this Note by the Holder upon the occurrence of an Event of Default (as defined in Section 2.01 hereof) (the “Maturity Date”) (iii) an investment of debt or equity (or a combination thereof)  into the Maker of $300,000 or more. Capitalized terms used in this Note (the “Note”) and not otherwise defined herein shall have the respective meanings specified in Section 5.14 hereof.

ARTICLE I.

Section 1.01 Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement dated as of October 18, 2010 (the “Purchase Agreement”) by and among the Maker and the Holder.

Section 1.02 Interest. Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to ten percent (10%), payable in cash on the Maturity Date. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default, then to the extent permitted by law, the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the annual rate of the lesser of twenty-four percent (24%) and the maximum applicable legal rate per annum.

Section 1.03 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.04 Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.08 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.05 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II.
EVENTS OF DEFAULT; REMEDIES

Section 2.01 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Maker shall fail to make any principal or interest payments on the date such payments are due and such default is not fully cured within three (3) business days after the occurrence thereof; or

(b) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTC Bulletin Board, the NYSE Amex Equities, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or The New York Stock Exchange, Inc. for a period of seven (7) consecutive Trading Days; or

(c) the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (for any reason or no reason) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; or

(d) the Maker shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Note or any interest accrued and unpaid or (ii) make the payment of any fees and/or liquidated damages under this Note or any other Transaction Document, which failure is not remedied within four (4) business days after the incurrence thereof; or

(e)  default shall be made in the performance or observance of (i) any covenant, condition or agreement contained in this Note and such default is not fully cured within five (5) business days after the Holder delivers written notice to the Maker of the occurrence thereof or (ii) any covenant, condition or agreement contained in the other Transaction Documents and such default is not fully cured within five (5) business days after the Holder delivers written notice to the Maker of the occurrence thereof; or

(f) any representation or warranty made by the Maker herein or in any other Transaction Document shall prove to have been false or incorrect or breached in any respect on the date as of which made and the Holder delivers written notice to the Maker of the occurrence thereof; or

(g) the Maker shall (A) default in any payment of any amount or amounts of principal of or interest on any Debt (other than the Debt hereunder) the aggregate principal amount of which Debt is in excess of $10,000 or (B) default in the observance or performance of any other agreement or condition relating to any Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Debt to cause with the giving of notice if required, such Debt to become due prior to its stated maturity; or

(h) the failure of the Maker to instruct its transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such unlegended certificates to the Holder within three (3) Trading Days of the Holder’s request so long as the Holder has provided reasonable assurances to the Maker that such shares of Common Stock can be sold pursuant to Rule 144; or

(i) one or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction against the Maker and/or any of its Subsidiaries involving, in the aggregate, a liability as to any single or related series of transactions, incidents or conditions, of $10,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of 30 days after the entry thereof; or

(j) the Maker fails to file, or is determined to have failed to file, in a timely manner any Periodic Report on Form 10-Q or 10-K, or Current Report on Form 8-K, required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended; or

(k) the occurrence or existence of any event or condition that, in the Holder’s reasonable and good faith judgment, has had or would have or result in a Material Adverse Effect; or

(l) the failure of the Maker to pay any amounts due to the Holder herein or any other Transaction Document within five (5) business days of the date such payments are due and such default is not fully cured within two (2) business days after the Holder delivers written notice to the Maker of the occurrence thereof; or

(m) the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(n) a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker; or

(o) Robert J. McNulty shall cease to be the President or Chief Executive Officer of the Maker or otherwise become disabled or unable to perform his duties as the Maker’s principal executive officer for any period of time; or

(p) the Maker shall default in any payment of any Obligation, or default in the observance or performance of any agreement or condition relating to any Obligation.

(q) the Maker shall fail to prepay 100% of the outstanding principal amount of this Note and all accrued and unpaid interest thereon on a Prepayment Date, as provided in Section 3.06 hereof.

Section 2.02 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described in Sections 2.01(m) or (n), the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, (b) demand that the principal amount of this Note then outstanding and all accrued and unpaid interest thereon shall be converted into shares of Common Stock at a Conversion Price per share calculated pursuant to Section 3.01 hereof assuming that the date that the Event of Default occurs is the Conversion Date (as defined in Section 3.01 hereof), and/or (c) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE III.
CONVERSION; ANTIDILUTION; PREPAYMENT

Section 3.01 Conversion Option. At any time on or after the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock (the “Conversion Rate”) as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.02 hereof) then in effect on the date on which the Holder faxes a notice of conversion (the “Conversion Notice”), duly executed, to the Maker (facsimile number (702) 463-7007, Attn.: Chief Executive Officer) (the “Conversion Date”); provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.05 below. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date.

Section 3.02 Conversion Price. The term “Conversion Price” shall mean $0.30, subject to adjustment under Section 3.05 hereof.

Section 3.03 Mechanics of Conversion.

(a) Not later than three (3) Trading Days after any Conversion Date (the “Delivery Date”), the Maker or its designated transfer agent, as applicable, shall issue and deliver to the Holder or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Common Stock to which the Holder shall be entitled is then in effect or such shares may be sold without the requirement to be in compliance with Rule 144(c)(1) of the Securities Act and otherwise without restriction or limitation pursuant to Rule 144 of the Securities Act), to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Holder or its designee, the number of shares of Common Stock to which the Holder shall be entitled. Notwithstanding the foregoing to the contrary, the Maker or its transfer agent shall only be obligated to issue and deliver the shares to DTC on a Holder’s behalf via DWAC if (i) such shares may be issued without restrictive legends and (ii) the Maker and the transfer agent are participating in DTC through the DWAC system. If all of the conditions set forth in clauses (i) and (ii) above are not satisfied, the Maker or its designated transfer agent, as the case may be, shall deliver physical certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note. If in the case of any Conversion Notice, any shares of Common Stock to which the Holder is entitled to receive thereunder are not delivered to or as directed by the Holder by the Delivery Date, the Holder shall be entitled by written notice to the Maker at any time on or before its receipt of such shares of Common Stock thereafter, to rescind such conversion, in which event the Maker shall immediately return this Note tendered for conversion, whereupon the Maker and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.03(b) and (c) shall be payable through the date notice of rescission is given to the Maker.

(b) The Maker understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder. If the Maker fails to deliver to the Holder such shares via DWAC or a certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Maker shall pay to the Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 1% of the aggregate principal amount of the Note requested to be converted for the first five (5) Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Note requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit the Holder’s right to pursue actual damages for the Maker’s failure to deliver any shares of Common Stock upon conversion within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Maker shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.03(b) through the date the Conversion Notice is withdrawn.

(c) In addition to any other rights available to the Holder, if the Maker fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Maker shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Maker was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Maker timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Maker shall be required to pay the Holder $1,000. The Holder shall provide the Maker written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Maker. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

Section 3.04 Ownership Cap and Certain Conversion Restrictions. Notwithstanding anything to the contrary set forth in Article III of this Note, at no time may the Holder convert this Note if the number of shares of Common Stock to be issued pursuant to such conversion would cause the Holder to be directly or indirectly the beneficial owner (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) of more than 4.99% of the Maker’s outstanding Common Stock; provided, however, that upon the Holder providing the Maker with sixty-one (61) days notice (pursuant to Section 4.01 hereof) (the “Waiver Notice”) that the Holder would like to waive this Section 3.05 with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.04 will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice. For purposes of this section, the number of shares of Common Stock owned by the Holder shall include the number of shares of Common Stock issuable upon exercise of this Note but shall exclude the number of shares of Common Stock which are issuable upon the exercise or conversion of the unexercised or unconverted portion of any other securities of the Maker subject to a limitation on exercise or conversion analogous to the limitation contained herein owned by the Holder.

Section 3.05 Adjustment of Conversion Price.

(a) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.05(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction: (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker that such holder would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.05(a)(iii) with respect to the rights of the holder of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.05(a)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.05(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Maker (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.05(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 3.05(a)(iv)), or a merger or consolidation of the Maker with or into another corporation where the holders of outstanding voting securities of the Maker prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Maker’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change, (A) if the surviving entity in any such Organic Change is a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its common stock is listed or quoted on a national exchange or the OTC Bulletin Board, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Maker or any successor corporation resulting from such Organic Change that the Holder would have been entitled to receive upon the consummation of such Organic Change if the Holder had converted this Note in full immediately prior thereto (including the right of a stockholder to elect the type of consideration it will receive upon an Organic Change), subject to adjustments (subsequent to such corporate action), and (B) if the surviving entity in any such Organic Change is not a public company that is registered pursuant to the Exchange Act, or its common stock is not listed or quoted on a national exchange or the OTC Bulletin Board, the Holder shall have the right to demand that the unpaid principal of this Note and any accrued interest thereon be immediately prepaid by the Maker. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.05(a)(v) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3.05(a)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi) Adjustments for Issuance of Additional Shares of Common Stock. In the event the Maker shall at any time following the Issuance Date issue or sell any share of Common Stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 3.05(a) or pursuant to Common Stock Equivalents (hereafter defined) granted or issued prior to the Issuance Date) (an “Additional Share of Common Stock”) at a price per share less than the Conversion Price then in effect, or without consideration (in which case such Additional Shares of Common Stock shall be deemed to have been issued at a price per share of $.001), the Conversion Price then in effect upon each such issuance shall be decreased to the price equal to the consideration per share paid for such Additional Share of Common Stock.

(vii) Issuance of or Modification of Common Stock Equivalents. In the event the Maker shall, at any time following the Issuance Date: (i) issue or sell any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), or any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the “Common Stock Equivalents”) with an exercise or conversion price less than the Conversion Price then in effect, or (ii) modify the conversion or exercise price of any Common Stock Equivalent issued prior to, on or after the Issuance Date, to an exercise or conversion price less than the Conversion Price then in effect, the Conversion Price then in effect shall be decreased to the exercise or conversion price of such Common Stock Equivalent.

(b) Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(c) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Maker shall not be required to make any adjustment to the Conversion Price pursuant to Sections 3.05(a)(vi) or (vii) hereof upon (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the exercise or conversion of Common Stock Equivalents issued prior to the Issuance Date (but such exception shall not affect the obligation to decrease the Conversion Price if required by Section 3.05(a)(vii) hereof), (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital and (iv) Common Stock issued or options to purchase Common Stock granted, in each case, pursuant to the Maker’s stock option plans and employee stock purchase plans outstanding as they exist on the date of the Purchase Agreement.

(d) No Impairment. The Maker shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.05 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder hereunder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred thirty percent (130%) of the amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(e) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.05, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(f) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

(h) Reservation of Common Stock. The Maker shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than one hundred twenty percent (120%) of the number of shares of Common Stock for which this Note and all interest accrued thereon is at any time convertible. The Maker shall, from time to time in accordance with Delaware law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.05(h).

(i) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any Governmental Authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.06 Prepayment. Subject to the terms set forth herein, at any time, provided there is not an Event of Default, the Maker shall have the right to prepay 100%, and not less than 100%, of the outstanding principal amount of this Note and all accrued and unpaid interest thereon prior to the Maturity Date. The Maker may exercise its prepayment right under this Section 3.06 by delivering a written notice thereof by confirmed facsimile and overnight courier to the Holder (the “Prepayment Notice” and the date such notice is delivered to all the holders is referred to as the “Prepayment Notice Date”) specifying the date of prepayment, which date shall be no earlier than twenty (20) days, and no later than thirty (30) days, following the Prepayment Notice Date (such specified date of prepayment being the “Prepayment Date”). A Prepayment Notice shall be irrevocable. During the period between the Prepayment Notice Date and the Prepayment Date, the Holder shall be entitled to all of its rights under this Note, including, without limitation, its rights of conversion and antiduliton set forth in this Article III. In the event that the Maker fails to prepay, in full, the then outstanding principal amount of this Note and all accrued and unpaid interest thereon on the Prepayment Date, the Maker shall subsequently be prohibited from prepaying any portion of the principal amount of this Note without the prior written consent of the Holder.

Section 3.07 No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.

ARTICLE IV.
COVENANTS

Section 4.01 Affirmative Covenants. So long as any indebtedness under this Note remains outstanding, the Maker shall:

(a) Compliance with Laws. Comply in all material respects with applicable laws, rules, regulations and orders, such compliance to include, without limitations, paying before the same become delinquent all taxes, assessments, and charges imposed upon it or upon its property by any Governmental Authority except for good faith contests for which adequate reserves are being maintained.

(b) Notice of Litigation. Provide to the Holder promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or Governmental Authority affecting the Maker, which, if determined adversely to the Maker, could have a Material Adverse Effect.

(c) Notice of Defaults and Events of Defaults. Provide to the Holder, as soon as possible and in any event within three (3) days after the occurrence thereof, with written notice of each event which either (i) is an Event of Default, or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, in each case setting forth the details of such event and the action which is proposed to be taken by the Maker with respect thereto.

(d) Governmental Approvals. Promptly obtain and maintain any and all authorizations, consents, approvals, licenses, franchises, concessions, leases, rulings, permits, certifications, exemptions, filings or registrations by or with any Governmental Authority necessary for the Maker to conduct its business and own (or lease) its properties or to execute, deliver and perform the Transaction Documents, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(e) Insurance. Promptly obtain and maintain in full force and effect at all times with responsible insurance companies such insurance covering its assets and properties, in such amounts and against such risks and with such deductibles as an enterprise conducting a similar business under similar business conditions as the Maker would customarily maintain, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(f) Continuance of Business. Maintain its legal existence, licenses and privileges in good standing under and in compliance with all applicable laws and continue to operate the business currently conducted by the Maker and its Subsidiaries, except where the failure to maintain any such licenses or privileges could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Maker shall do and cause to be done all things necessary to apply for, preserve, maintain and keep in full force and effect all of its registrations of trademarks, service marks and other marks, trade names and other trade rights, patents, copyrights and other intellectual property in accordance with prudent business practices, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(g) Taxes. Pay and discharge (i) all federal and other material taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien (other than a Permitted Lien) upon any of its properties or assets, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; and (ii) all other lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien.

Section 4.02 Negative Covenants. So long as any indebtedness under this Note remains outstanding:

(a) Liens. The Maker shall not, and shall not permit any of its direct or indirect Subsidiaries to, create or suffer to exist any Lien on any assets of such Person, except Permitted Liens.

(b) Debt. The Maker shall not, and shall not permit any of its direct or indirect Subsidiaries to, incur any Debt other than Permitted Debt; prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Permitted Debt (other than amounts due or permitted to be prepaid in respect of this Note); or amend, modify or otherwise change the terms of any Permitted Debt (other than this Note) in a manner which would accelerate the scheduled repayment thereof or otherwise be materially adverse to the interests of the Holder.

(c) Sale of Subsidiary. The Maker shall not, and shall not permit any of its direct or indirect Subsidiaries to, sell, transfer, cause to be sold or transferred, or otherwise dispose of, any interest in a Subsidiary of such Person.

(d) Distributions. The Maker shall not declare or pay any dividends or make any distribution of any kind on the Maker’s capital stock, or purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Maker’s capital stock, any Common Stock Equivalents or other rights to acquire shares of capital stock of the Maker, except for the repurchase of such securities from former employees of or consultants to the Maker at the original issue price paid therefor pursuant to contractual rights of the Maker upon the termination of such employees’ or consultants’ employment by or provision of service to the Maker; provided that (i) no Event of Default exists either immediately prior to or after giving effect to such repurchase, and (ii) the total amount paid in connection therewith by the Maker does not exceed $50,000.

(e) Amendment of Organic Documents. The Maker shall not amend, supplement, or otherwise modify any of the provisions of the Maker’s Organic Documents in a manner that would be materially adverse to the Holder.

(f) Transaction with Affiliates. The Maker shall not, and shall not permit any of its direct or indirect Subsidiaries to, transfer, sell, assign or otherwise dispose of any of its assets to any Affiliate or enter into any transaction directly or indirectly with or for the benefit of any Affiliate unless the monetary or business consideration arising therefrom would be as advantageous to the Maker or, as applicable, such Subsidiary, as the Maker or such Subsidiary would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

(g) Sale of Assets. The Maker shall not, and shall not permit any of its direct or indirect Subsidiaries to, sell, license, transfer or otherwise dispose of any interest in any of such Person’s assets, except for sales of inventory in the ordinary course of business, licenses or sublicenses of rights in intellectual property on a non-exclusive or other limited basis in the ordinary course of business and sales of obsolete equipment.

(h) Changes in Business. The Maker shall not enter into or engage in any business other than that carried on (or contemplated to be carried on) as of the Issuance Date.

(i) Accounting Changes. The Maker shall not change its fiscal year or make or permit any change in accounting policies or reporting practices, except as permitted by GAAP.

ARTICLE V.
MISCELLANEOUS

Section 5.01 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Maker takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Maker will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public.

Section 5.02 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 5.03 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 5.04 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.05 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 5.06 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 5.07 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 5.08 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 5.09 Consent to Jurisdiction. Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5.09 shall affect or limit any right to serve process in any other manner permitted by law.

Section 5.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 5.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 5.12 Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if the Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Maker.

Section 5.13 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 5.14 Definitions. For the purposes hereof, the following terms shall have the following meanings:

(a) “Affiliate” means with respect to any Person, any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (ii) which beneficially owns or holds 10% or more of any class of the voting stock of such first Person, or (iii) whereby 10% or more of the voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of such other Person is beneficially owned or held by such first Person or by a Subsidiary of such first Person.

(b) “Closing Bid Price” means, on any particular date (i) the last closing bid price per share of the Common Stock on such date on any registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on a registered national stock exchange, the last trading price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes on such date, as determined in good faith by the Holder, or (iv) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Maker.

(c) “Common Stock” means the common stock, $.0001 par value per share, of the Maker.

(d) “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” (and the lower-case versions of the same) shall have meanings correlative thereto.

(e) “Debt” shall mean, with respect to any Person, all liabilities, obligations and indebtedness of such Person of every kind and nature, including, without limitation: (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (ii) obligations as lessee under any leases (including under any capital leases); (iii) any reimbursement or other obligations under any performance or surety bonds or any letters of credit issued for the account of such Person; (iv) all net obligations in respect of any derivative products; (v) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; and (vi) obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed.

(f) “GAAP” means generally accepted principles of good accounting practice in the United States, consistently applied.

(g) “Governmental Authority” shall mean any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

(h) “Lien” shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

(i) “Material Adverse Effect” shall mean (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, condition (financial or otherwise) or prospects of the Maker and its direct or indirect Subsidiaries, taken as a whole on a consolidated basis, or (iii) a material and adverse impairment of the Maker’s ability to perform fully on a timely basis its obligations under any Transaction Document.

(j) “Obligations” shall mean all obligations of the Maker to the Holder howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Note and the other Transaction Documents, including all costs and expenses incurred by the Holder in connection with the enforcement of this Note or any other Transaction Document

(k) “Organic Document” means, relative to any Person, its articles or certificate of incorporation, or certificate of limited partnership or formation, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its capital stock, partnership interests or other ownership interests

(l) “Permitted Debt” shall mean, with respect to the Maker and each of its direct and indirect Subsidiaries, any of (i) the Obligations, (ii) trade accounts payable incurred in the ordinary course which are due no later than 90 calendar days after invoice, (iii) other current liabilities incurred in the ordinary course of business and not incurred through the borrowing of money or the obtaining of credit, (iv) obligations under long-term real property leases incurred in the ordinary course of business, (v) short-term lease obligations in an amount per annum not exceeding $50,000 in the aggregate during any twelve month period, (vi) indebtedness incurred to finance the cost of tangible personal property (which was acquired after the date hereof, and the cost of which, individually or in the aggregate, does not exceed $50,000), (vii) Debt in respect of taxes or other governmental charges which is not yet due or which is being contested in good faith by appropriate proceedings and (viii) any other Debt existing on the date hereof, provided that the principal amount thereof as of the date hereof is not increased.

(m) “Permitted Liens” shall mean, as of any particular time with respect to the Maker and each of its direct and indirect Subsidiaries, (i) Liens of taxes, assessments or other charges of an Governmental Authority not then delinquent or being contested as provided below, (ii) any mechanic’s, worker’s, repairer’s, supplier’s, vendor’s or like Liens securing obligations arising in the ordinary course of business (A) that are not mature and overdue, or (B) (1) that are being contested in good faith, (2) as to which adequate reserves have been established on the books of the Maker or such Subsidiary in accordance with GAAP and (3) that could not result in an aggregate liability in excess of $50,000, (iii) Liens upon tangible personal property (which was acquired after the date hereof, and the cost of which, individually or in the aggregate, does not exceed $50,000) granted by the Maker, each of which Liens was created solely to secure Debt incurred to finance the cost of such property (provided that no such Lien shall extend to cover any property other than the property so acquired), (iv) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that such deposit account is not a dedicated cash collateral account and (v) any Liens existing on the date hereof, provided that (A) the amount of the indebtedness or other obligations secured thereby as of the date hereof is not increased and (B) such Liens cover only specific pieces of leased equipment. A contest referred to in this definition shall be permitted only if the execution or enforcement of the Lien being contested shall have been stayed as a result thereof and such contest could not reasonably be expected to have a Material Adverse Effect.

(n) “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

(o) “Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, limited liability company, partnership, association or other business entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (ii) that is, at any time any determination is made, otherwise Controlled by, the parent or one or more Subsidiaries of the parent and one or more Subsidiaries of the parent.

(p) “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

(q) “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

(r) “Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board or any registered national stock exchange on which the Common Stock is then listed, or (b) if the Common Stock is not traded on the OTC Bulletin Board or any registered national stock exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

(s) “Transaction Documents” means the Purchase Agreement, the Note, the Warrant issued pursuant to the Purchase Agreement and any other and all other certificates, documents, agreements and instruments delivered to the Lender under or in connection with the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer has executed this Note as of the day and year first above written.

KACHING KACHING, INC.

By:
Name: Robert J. McNulty
Title: Chief Executive Officer

FORM OF

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount and accrued but unpaid interest of the above Note No. ___ into shares of Common Stock of KaChing KaChing, Inc. (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion: ____________________________________________________________

Applicable Conversion Price: _____________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the

Holder on the Date of Conversion:__________________________________________________

Number of shares of Common Stock to be issued upon Conversion:_________________________

Signature: ____________________________________________________________________

Address:  ____________________________________________________________________

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